EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of id-Confirm, Inc. on Form SB-2/A Amendment No. 2 of our report dated September 15, 2005, included in the Annual Report on Form 10-KSB/A, of id-Confirm, Inc. for the period from October 28, 2004 (inception) to June 30, 2005.

/s/ GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado

February 24, 2006